Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

i3 Verticals, Inc.
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-225812) of i3 Verticals, Inc. of our report dated December 7, 2018, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Nashville, Tennessee
December 7, 2018